Exhibit 99.1

NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FIRST QUARTER RESULTS

An investor presentation will be available on the Company's web site at

https://parkelectro.com/shareholders/investor-conference-calls/.

Melville, New York, Thursday, July11, 2019…..Park Electrochemical Corp. (NYSE-PKE) reported results for the 2020 fiscal year first quarter ended June 2, 2019. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, the results of operations for the Electronics Business in the prior year are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated, and prior periods in such discussion have been restated to reflect results excluding the Electronics Business.

A live audio webcast, along with the presentation materials, will be available at https://parkelectro.com/shareholders/investor-conference-calls/. An archive replay will also be available at the same link for one year. Presentation materials will also be available at approximately 9:00 A.M. EDT today at https://parkelectro.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkelectro.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

In reading the following results of continuing operations, please note that the first quarter ended June 2, 2019 and the first quarter ended May 27, 2018 were 13-week periods while the fourth quarter ended March 3, 2019 was a 14-week period.

Park reported net sales of $14,950,000 for the 2020 fiscal year first quarter ended June 2, 2019 compared to net sales of $10,393,000 for the 2019 fiscal year first quarter ended May 27, 2018 and net sales of $16,659,000 for the 2019 fiscal year fourth quarter ended March 3, 2019. Net earnings from continuing operations for the 2020 fiscal year first quarter were $2,714,000 compared to $816,000 for the 2019 fiscal year first quarter and $1,588,000 for the 2019 fiscal year fourth quarter.

Park reported net earnings from continuing operations before special items of $2,858,000 for the 2020 fiscal year first quarter compared to net earnings from continuing operations before special items of $816,000 for the 2019 fiscal year first quarter and net earnings from continuing operations before special items of $3,944,000 for the 2019 fiscal year fourth quarter. EBITDA from continuing operations for the 2020 fiscal year first quarter was $3,372,000 compared to EBITDA from continuing operations of $1,386,000 for the 2019 fiscal year first quarter and EBITDA from continuing operations of $4,251,000 for the 2019 fiscal year fourth quarter.

In the 2020 fiscal year first quarter, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the electronics business. In the 2019 fiscal year fourth quarter, the Company recorded a one-time tax charge of $788,000 related to the Tax Cuts and Jobs Act enacted in December 2017, a pre-tax loss on the sales of marketable securities of $1,498,000 and a pre-tax stock option modification charge of $528,000.

Park reported basic and diluted earnings per share from continuing operations of $0.13 for the 2020 fiscal year first quarter compared to basic and diluted earnings per share from continuing operations of $0.04 for the 2019 fiscal year first quarter and basic and diluted earnings per share from continuing operations of $0.08 for the 2019 fiscal year fourth quarter. Basic and diluted earnings per share from continuing operations before special items were $0.14 for the 2020 fiscal year first quarter compared to $0.04 for the 2019 fiscal year first quarter and $0.19 for the 2019 fiscal year fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 4366769.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, July 17, 2019. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 4366769 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax charges, losses on sales of marketable securities, stock option modification charges, and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures including EBITDA and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is an Aerospace Company which develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s patented composite Sigma Strut and Alpha Strut product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended		14 Weeks Ended

	June 2, 2019	May 27, 2018	March 3, 2019
Sales	$14,950	$10,393	$16,659

Net Earnings before Special Items[1]	$2,858	$816	$3,944
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	(144)	-	-
Stock Option Modification	-	-	(408)
Loss on Sale of Marketable Securities	-	-	(1,160)
Tax Cut and Jobs Act	-	-	(788)
Net Earnings from Continuing Operations	$2,714	$816	$1,588

(Loss) Earnings from Discontinued Operations, Net of Tax	$(127)	$2,352	$102,398

Net Earnings	$2,587	$3,168	$103,986

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.14	$0.04	$0.19
Special Items:
Tax Impact of Cancelled Stock Options	(0.01)	-	-
Stock Option Modification	-	-	(0.02)
Loss on Sale of Marketable Securities	-	-	(0.05)
Tax Cut and Jobs Act	-	-	(0.04)
Basic Earnings per Share from Continuing Operations	$0.13	$0.04	$0.08

Basic Earnings per Share from Discontinued Operations	-	0.12	5.02

Basic Earnings per Share	$0.13	$0.16	$5.10

Diluted Earnings before Special Items[1]	$0.14	$0.04	$0.19
Special Items:
Tax Impact of Cancelled Stock Options	(0.01)	-	-
Stock Option Modification	-	-	(0.02)
Loss on Sale of Marketable Securities	-	-	(0.05)
Tax Cut and Jobs Act	-	-	(0.04)
Diluted Earnings per Share from Continuing Operations	$0.13	$0.04	$0.08

Diluted Earnings per Share from Discontinued Operations	-	0.12	4.99

Diluted Earnings per Share	$0.13	$0.16	$5.07

Weighted Average Shares Outstanding:
Basic	20,492	20,242	20,370
Diluted	20,586	20,296	20,501

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	June 2, 2019	March 3, 2019
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$151,057	$151,624
Accounts Receivable, Net	8,919	9,352
Inventories	5,240	5,267
Prepaid Expenses and Other Current Assets	1,591	1,690
Total Current Assets	166,807	167,933

Fixed Assets, Net	12,284	10,791
Operating Right-of-use Assets	462	-
Other Assets	10,122	10,127
Total Assets	$189,675	$188,851

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,971	$3,169
Accrued Liabilities	2,342	2,920
Income Taxes Payable	6,026	5,066
Operating Lease Liability	188	-
Total Current Liabilities	10,527	11,155

Long-term Operating Lease Liability	274	-
Non-current Income Taxes Payable	17,669	17,669
Deferred Income Taxes	81	-
Other Liabilities	1,034	1,016
Total Liabilities	29,585	29,840

Shareholders’ Equity	160,090	159,011
Total Liabilities and Shareholders' Equity	$189,675	$188,851

Additional information
Equity per Share	$7.81	$7.84

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended		14 Weeks Ended

	June 2, 2019	May 27, 2018	March 3, 2019

Net Sales	$14,950	$10,393	$16,659

Cost of Sales	10,146	7,541	10,756

Gross Profit	4,804	2,852	5,903
% of net sales	32.1%	27.4%	35.4%

Selling, General & Administrative Expenses	1,922	2,101	2,768
% of net sales	12.9%	20.2%	16.6%

Earnings from Continuing Operations	2,882	751	3,135

Interest and Other Income (Loss):
Interest Income	948	340	1,289

Loss on Sale of Marketable Securities	-	-	(1,498)

Net Interest and Other Income (Loss)	948	340	(209)

Earnings from Continuing Operations before Income Taxes	3,830	1,091	2,926

Income Tax Provision	1,116	275	1,338

Net Earnings from Continuing Operations	2,714	816	1,588
% of net sales	18.2%	7.9%	9.5%

(Loss) Earnings from Discontinued Operations, Net of Tax	(127)	2,352	102,398

Net Earnings	$2,587	$3,168	$103,986
% of net sales	17.3%	30.5%	624.2%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended June 2, 2019			13 Weeks Ended May 27, 2018			14 Weeks Ended March 3, 2019
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$1,922	$-	$1,922	$2,101	$-	$2,101	$2,768	$(528)	$2,240
% of net sales	12.9%		12.9%	20.2%		20.2%	16.6%		13.4%

Earnings from Continuing Operations	2,882	-	2,882	751	-	751	3,135	528	3,663
% of net sales	19.3%		19.3%	7.2%		7.2%	18.8%		22.0%

Interest Income	948	-	948	340	-	340	1,289	-	1,289
% of net sales	6.3%		6.3%	3.3%		3.3%	7.7%		7.7%

Loss on Sale of Marketable Securities	-	-	-	-		-	(1,498)	1,498	-
% of net sales	0.0%		0.0%	0.0%		0.0%	-9.0%		0.0%

Net Interest and Other Income	948	-	948	340	-	340	(209)	1,498	1,289
% of net sales	6.3%		6.3%	3.3%		3.3%	-1.3%		7.7%

Earnings from Continuing Operations before Income Taxes	3,830	-	3,830	1,091	-	1,091	2,926	2,026	4,952
% of net sales	25.6%		25.6%	10.5%		10.5%	17.6%		29.7%

Income Tax Provision	1,116	(144)	972	275	-	275	1,338	(330)	1,008
Effective Tax Rate	29.1%		25.4%	25.2%		25.2%	45.7%		20.4%

Net Earnings from Continuing Operations	2,714	144	2,858	816	-	816	1,588	2,356	3,944
% of net sales	18.2%		19.1%	7.9%		7.9%	9.5%		23.7%

(Loss) Earnings from Discontinued Operations	(127)		(127)	2,352	205	2,557	102,398	(102,128)	270
% of net sales	-0.8%		-0.8%	22.6%		24.6%	614.7%		1.6%

Net Earnings	2,587	144	2,731	3,168	205	3,373	103,986	(99,772)	4,214
% of net sales	17.3%		18.3%	30.5%		32.5%	624.2%		25.3%

Earnings from Continuing Operations			2,882			751			3,663 [1]
Addback non-cash expenses:
Depreciation			366			434			462
Stock Option Expense			124			201			126
EBITDA			3,372			1,386			4,251

[1] Before special items